UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2017

FOOTHILLS EXPLORATION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700 Denver, Colorado 80202
(Address of Principal Executive Offices)

(720) 449-7478
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2017, Foothills Exploration, Inc. (the “Company”), closed on a loan transaction with an unaffiliated investor. The parties entered into the transaction documents on November 17, 2017. The Company issued the lender a senior convertible promissory note (“Note”) in the principal amount of $267,500, and received proceeds of $250,000 before giving effect to certain transactional costs including legal fees. As part of this transaction the Company also issued (i) warrants having an 18-month term, to purchase 267,500 shares of the Company’s common stock at an exercise price of $1.00 per share and (ii) 60,000 shares of the Company’s restricted common stock. The Note accrues interest of 8% per annum, and is due and payable on August 17, 2018. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities. The Note agreements give the lender the right to convert the loan amounts due into common stock at a conversion price of $0.665 per share, subject to adjustment under certain events, and the Company has the option but not the obligation to repay the outstanding principal of the Note, in whole or in part, within six months from the closing date, by paying 115% of the principal amount then owing, plus any accrued and unpaid interest to avoid conversion under the Note agreements. The Note may not be prepaid from 180 days after closing until maturity. The Note is secured by a personal guaranty from the Company’s Executive Chairman, Kevin Sylla. The net proceeds of the Note will be used for general corporate and working capital purposes.

No broker-dealer or placement agent was retained or involved in this transaction.

The summary of the transactions described above is qualified in its entirety by reference to the Securities Purchase Agreement, the Senior Convertible Promissory Note and Form of Warrant which are filed as Exhibit 10.1, 10.2 and 10.3 respectively, to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The offer and sale of the securities were made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 8.01 Other Events

On November 28, 2017, the Company issued a press release entitled “Foothills Exploration, Inc. Announces Closing of Bridge Loan Financing with FirstFire Global Opportunities Fund, LLC” announcing the sale and issuance of the Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated November 17, 2017
10.2	Senior Convertible Promissory Note dated November 17, 2017
10.3	Form of Warrant
99.1	Press Release issued November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer